UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Agree Realty Corporation

(Name of registrant as specified in its charter)

 (Name of person(s) filing proxy statement, if other than the registrant)

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AGREE REALTY CORPORATION

31850 Northwestern Highway

Farmington Hills, MI 48334

To the stockholders of Agree Realty Corporation:

In connection with our annual meeting of stockholders, we previously filed our definitive proxy statement with the Securities and Exchange Commission and commenced mailing our notice of Internet availability of proxy materials or our definitive proxy statement and proxy card to our stockholders on March 27, 2013. This amendment clarifies that the proposed amendment to our charter to increase the authorized number of shares (Proposal 4) is a “routine” matter (rather than a “non-routine” matter). Accordingly, brokers may vote uninstructed shares with respect to Proposal 4.

In addition, we have undertaken that (1) we will not issue the 3,850,000 additional shares of preferred stock presented in Proposal 4 without the affirmative vote of a majority of our outstanding shares of common stock, and (2) we will not reclassify any of the 16,150,000 additional shares of common stock or excess stock presented in Proposal 4 into shares of preferred stock without the affirmative vote of a majority of our outstanding shares of common stock. Notwithstanding our undertaking, our board of directors will maintain the ability, without stockholder approval, to (1) classify or reclassify the 20,000,000 shares of capital stock currently authorized under our charter into shares of common stock, preferred stock or excess stock, and (2) classify or reclassify the 3,850,000 additional shares of preferred stock presented in Proposal 4 into shares of common stock or excess stock.

Except as described above, no other changes have been made to our definitive proxy statement. This supplemental information should be read in conjunction with our definitive proxy statement.

PROPOSAL 4 – To Amend Our Charter to Increase the Number of Authorized Shares that we have Authority to Issue

Voting Required for Approval

The affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote thereon is required to approve Proposal 4. For purposes of Proposal 4, abstentions count toward the presence of a quorum at the annual meeting, and will have the same effect as votes “AGAINST” Proposal 4. Because this proposal is considered by us to be a “routine” matter, brokers may vote uninstructed shares with respect to this proposal.

By Order of the Board of Directors

Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary

April 26, 2013

Farmington Hills, Michigan